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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 16, 2000, included in the Proxy Statement of Excalibur Technologies Corporation that is made a part of the Registration Statement on Form S-4 and Prospectus of Excalibur Technologies Corporation for the registration of shares of its common stock.




                                                           /s/ Ernst & Young LLP


San Jose, California
November 16, 2000